UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2008

Technology Resources, Inc.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-132796	59-3364116
(Commission File Number)	(IRS Employer Identification No.)

3066 Landmark Blvd, No. 1305

Palm Harbor, Florida 34684

(Address of principal executive offices and zip code)

727-781-3656

 (Registrant's telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

2.01

On May 20, 2008, the Company’s majority shareholders, Emily Lee and William S. Lee, completed the transaction set forth in the Majority Stock Purchase Agreement entered into on January 4, 2008 with a certain Majority Purchasers. Pursuant to the terms of the Majority Stock Purchase Agreement, the Majority Purchasers have transferred to Mr. Susin total consideration of $422,360 to purchase an aggregate of 7,940,000 shares. A change of control of the Company has occurred.  51.69% of the issued and outstanding shares of the Company have been transferred at an average purchase price of $.071 per share.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

5.01

Pursuant to the transactions completed by the Stock Purchase Agreement described above in Item 2.01, there has been a change in control of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Majority Stock Purchase Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESOURCES, INC.

Dated: May 21, 2008	By:	/S/ DAVID M. REES
Name: David M. Rees Title: Director